Exhibit 99.1

Mike Crapps Chief Executive Officer August 14, 2013 Value Creation Through Strategic Growth Randolph Potter Chief Executive Officer

FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements relating to the financial condition, results of operations and business of First Community Corporation and its subsidiary First Community Bank. These forward looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of First Community Corporation, and the information available to management at the time that this presentation was prepared. Factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: the businesses of First Community and Savannah River Financial Corporation may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected timeframes; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the merger may not be obtained on the proposed terms and schedule; Savannah River Financial Corporation shareholders may not approve the merger and/or First Community shareholders may not approve the issuance of First Community shares in pursuant to the merger agreement; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; extended disruption of vital infrastructure; and other factors described in First Community’s Annual Report on Form 10-K and documents subsequently filed by First Community with the Securities and Exchange Commission. Please refer to the Securities and Exchange Commission's website at www.sec.gov to review such documents. First Community Corporation does not undertake a duty to update any forward-looking statements made in this presentation. First Community Corporation intends to file relevant documents concerning the transaction with the Securities and Exchange Commission, including a registration statement on Form S-4 which will include a proxy statement/prospectus. Shareholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings by First Community, at the Securities and Exchange Commission's internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the proxy statement/ prospectus can also be obtained, without charge, by directing a request to First Community Corporation, 5455 Sunset Blvd., Lexington, SC 29072, Attention: Michael Crapps. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, AND OTHER RELEVANT DOCUMENTS WHEN THEY ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The directors and executive officers of First Community Corporation and other persons may be deemed to be participants in the solicitation of proxies from First Community shareholders in connection with the proposed merger. Information regarding First Community’s directors and executive officers is available in its definitive proxy statement and additional definitive proxy soliciting materials filed with the SEC for First Community's 2013 annual shareholder meeting. Other information regarding the participants in the First Community proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

TRANSACTION TERMS Buyer: First Community Corporation (“FCCO”) Seller: Savannah River Financial Corporation (“SRFC”) Transaction Value: $33.6 million1 Consideration: 60% Cash / 40% Stock Price Per Share: $11.00 Price/Tangible Book: 113% Price Collar: Pre-determined fixed exchange ratio should FCCO stock trade outside the range of $8.48 to $10.36 per share Integration: SRFC’s subsidiary merged into First Community Bank Required Approvals: Customary regulatory and shareholder approval Expected Closing: First Quarter 2014 1 Include cash consideration paid to option holders.

CONTIGIOUS MARKET EXPANSION Similar cultures & strategies focused on local businesses and professionals Entrance into Central Savannah River Area – Augusta & Aiken Contiguous counties Well-positioned franchise Pro Forma institution: 13 locations 6 counties 2 MSAs 2 states

STRATEGIC FRANCHISE EXPANSION FCCO Locations SRFC Locations Source: SNL Financial

CENTRAL SAVANNAH RIVER AREA HIGHLIGHTS

Market Overview

- **Diverse economy - strong healthcare, sciences and technology industries**
  - 12+ hospitals – economic impact of ~$8 billion and employs 20,000 people
  - Savannah River Site – US Department of Energy facility – annual budget of $2 billion and over 12,000 employees
  - Robust manufacturing industry - $4.3 billion of annual sales and 20,000+ employees
  - Regional agriculture hub with > $150 million in crop revenues
  - Aiken is a world-renowned equestrian hub - 6,500 horses valued at $55 million
  - Fort Gordon – creation of Cyber Center of Excellence in the works
  - Home to the Masters Golf Tournament – estimated economic impact of $110 million

- **Major employers include:**
  - US Department of Energy
  - Kimberly-Clark Corp. Beech Island
  - Bridgestone Americas Tire Operations
  - Others: Shaw Industries Automatic Data Processing, Pepperidge Farms, UPS, Urban Outfitters, GlaxoSmithKline
  - New market entrants: Whole Foods, Cabela's, Bass Pro Shops

First Community Corporation
Source: SNL Financial, Metro Augusta Chamber of Commerce, SC Economic Development Partnership 6
Savannah River Banking Company

CENTRAL SAVANNAH RIVER AREA HIGHLIGHTS Population Total population of 572,248 Projected population growth Increase of 5.4% from 2012-2017 Regional income levels Current household income of $41,253 Per capita income of $22,092 More than 14% of all households have income > $100,000 Projected income growth Increase of 23.3% from ‘12-’17 in household income Increase of 14.4% from ‘12-’17 for per capital income Accolades Aiken named “One of the 21 Best Towns for boomers” USC Aiken ranked as the “Top Public Regional College in the South” in 2013 by US News & World Report Last year Augusta ranked sixth in the nation among cities of its size by the Center for Digital Government and Government Technology for use of IT by local governments Demographic Highlights Source: SNL Financial, Metro Augusta Chamber of Commerce, SC Economic Development Partnership

TRANSACTION RATIONALE Strategic franchise expansion into contiguous and similar markets Metro Augusta is a growing and dynamic economic market Entrance into a market historically favorable to community banks Gaining critical mass – step towards reaching $1.0 billion in assets Significant EPS accretion and favorable TBV payback period Savannah River’s strong credit profile reduces overall risk Favorable transaction structure with a cash/stock mix Re-introduces FCCO as an active acquirer in the market Strong post-transaction business mix Addition of key SRFC personnel strengthens market reach and increases customer base Complimentary markets Meaningful addition to asset size Increases the loans/deposits ratio Significant earnings per share (EPS) accretion Attractive Financial Impact Favorable Markets Well-Positioned Franchise Acquisition Criteria Met

FINANCIAL IMPACT

- **Attractive Pro Forma Balance Sheet**
  - Total assets of $775 million
  - Total loans of $450 million
  - Total deposits of $635 billion

- **Strong Pro Forma Capital Ratios**
  - Leverage ratio ~ 9.25%
  - Tier 1 RBC ratio ~13.75%
  - Total RBC ratio ~14.75%
  - TCE/TA ~7.75%

- **Compelling Financial Returns**
  - Earnings accretion >18% per annum within first full year of operations
  - Tangible book payback period is less than 4 years
  - Significant cost saves available – approximately 30%
  - Acquisition related costs of $1.8 million
  - New intangibles of approximately $4.1million
  - Business line synergies and revenue synergies not included in financial projections

First Community Corporation
9
Savannah River Banking Company

CREDIT DUE DILIGENCE A robust balance sheet analysis to evaluate credit exposure Reviewed $72.8 million (64%) of the total loan portfolio 100% of special mention credits - $5.7 million 100% of substandard credits - $2.1 million Overall loan portfolio is considered strong with accurate risk ratings FCCO engaged independent 3rd party for loan review assistance Fair value marks based on SRFC’s internal credit model and potential impairment Anticipated loan portfolio mark down of $2.1 million or 1.9% of SRFC loans Completely offset by loan loss reserve on balance sheet SFRC’s historically very strong credit profile and existing loan portfolio help to reduce overall credit marks associated with the transaction NPAs/Assets of 0.62% NPLs/Loans of 0.78% Reserves/NPAs of 210% YTD NCO/Average Loans of (0.02%) Total charges-offs since 2011 of $224 thousand

TRANSACTION SUMMARY Strategic expansion through contiguous and similar markets Favorable earnings accretion – greater than 18% Continued growth of critical mass and increased economies of scale Similar cultures will benefit customers and shareholders while minimizing integration risk Addition of Savannah River team adds personnel strength for franchise expansion A low risk target with a strong credit profile Pro forma institution positioned as the premier community bank in its markets

ADDENDA A: FINANCIAL PROFILE – SAVANNAH RIVER

SAVANNAH RIVER FINANCIAL CORPORATION

Company Information
407 Silver Bluff Road, SW

Aiken, SC 29803
CEO: J. Randolph Potter
Number of Offices: 2
Number of Employees: 30
Type: Commercial Bank



Edgefield
Columbia
Aiken
McDuffie
Richmond
Burke

In $000s except for per share data	For the Twelve Months Ended 12/31/10	12/31/11	12/31/12	Quarters Ended 03/31/13	06/30/13
Balance Sheet					
Total Assets	$144,408	$157,723	$162,580	$158,410	$160,168
Total Loans	$97,681	$101,326	$113,932	$114,666	$110,694
Total Deposits	$117,821	$126,333	$132,197	$128,753	$130,739
Loans/Deposits	82.9%	80.2%	86.2%	89.1%	84.7%
Capital					
Common Equity	$19,856	$28,756	$29,226	$29,386	$29,283
Tangible Common Equity	$19,856	$28,756	$29,226	$29,386	$29,283
TCE/TA	13.74%	18.23%	17.98%	18.55%	18.28%
Risked Based Capital (Bank)	16.32%	18.90%	17.99%	18.04%	18.01%
Tier 1 RBC Ratio (Bank)	15.19%	17.65%	16.74%	16.79%	16.75%
Bank - Level Profitability Measures					
Net Interest Margin	3.34%	3.40%	3.57%	3.70%	3.68%
Non Interest Income/Average Assets	0.20%	0.17%	0.24%	0.30%	0.20%
Non Interest Expense/Average Asset	2.81%	2.46%	2.54%	2.59%	2.59%
Efficiency Ratio	84.8%	73.9%	71.3%	69.4%	70.9%
ROAA	0.16%	0.41%	0.42%	0.59%	0.54%
ROAE	1.08%	2.98%	3.02%	4.23%	3.95%
Net Income	$206	$605	$643	$230	$215
Asset Quality					
Nonperforming Assets/Assets	0.01%	0.08%	0.80%	0.62%	0.62%
NCOs/Avg Loans	0.05%	0.04%	0.27%	0.00%	-0.03%

First Community Corporation Source: SNL Financial
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SAVANNAH RIVER BANKING COMPANY

ADDENDA B: PRO FORMA LOANS: JUNE 30, 2013 Pro Forma SRFC Source: SNL Financial Composition Composition Composition Loan Type ($000) % of Total Loan Type ($000) % of Total Loan Type ($000) % of Total Constr & Dev 25,140 7.2% Constr & Dev 14,587 13.2% Constr & Dev 39,727 8.7% 1-4 Family Residential 75,780 21.8% 1-4 Family Residentia 21,196 19.1% 1-4 Family Residential 96,976 21.2% Home Equity 25,437 7.3% Home Equity 5,924 5.4% Home Equity 31,361 6.9% Owner - Occ CRE 75,035 21.6% Owner - Occ CRE 16,697 15.1% Owner - Occ CRE 91,732 20.0% Other CRE 109,864 31.7% Other CRE 30,902 27.9% Other CRE 140,766 30.8% Multifamily 6,752 1.9% Multifamily 139 0.1% Multifamily 6,891 1.5% Commercial & Industrial 20,905 6.0% Commercial & Industri 17,845 16.1% Commercial & Industria 38,750 8.5% Consr & Other 7,965 2.3% Consr & Other 3,404 3.1% Consr & Other 11,369 2.5% Total Loans $346,878 100.0% Total Loans $110,694 100.0% Total Loans $457,572 100.0% MRQ Yield on Loans: 5.19% MRQ Yield on Loans: 4.86% MRQ Yield on Loans: 5.11%

ADDENDA C: PRO FORMA DEPOSITS: JUNE 30, 2013 Pro Forma SRFC Source: SNL Financial Composition Composition Composition Deposit Type ($000) % of Total Deposit Type ($000) % of Total Deposit Type ($000) % of Total Non Interest Bearing 107,675 21.0% Non Interest Bearing 12,799 9.8% Non Interest Bearing 120,474 18.7% NOW & Other Trans 45,473 8.9% NOW & Other Trans 33,314 25.5% NOW & Other Trans 78,787 12.3% MMDA & Sav 188,656 36.9% MMDA & Sav 56,702 43.4% MMDA & Sav 245,358 38.2% Retail Time Deposits 102,310 20.0% Retail Time Deposits 9,482 7.3% Retail Time Deposits 111,792 17.4% Jumbo Time Deposits 67,816 13.2% Jumbo Time Deposits 18,442 14.1% Jumbo Time Deposits 86,258 13.4% Total Deposits $511,930 100.0% Total Deposits $130,739 100.0% Total Deposits $642,669 100.0% MRQ Cost of MRQ Cost of MRQ Cost of Deposits: 0.36% Deposits: 0.46% Deposits: 0.38%

INVESTOR CONTACTS Michael C. Crapps, Chief Executive Officer mcrapps@firstcommunitysc.com (803) 951-0501 Joseph G. Sawyer, Chief Financial Officer jsawyer@firstcommunitysc.com (803) 951-0508

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